EXHIBIT 99.2

For Immediate Release

ChoiceOne Financial Services, Inc. Announces Acquisition of Community Shores Bank Corporation

SPARTA, Mich. and MUSKEGON, Mich., January 6, 2020 – ChoiceOne Financial Services, Inc. (OTC: COFS) (“ChoiceOne”), the parent company of ChoiceOne Bank and Lakestone Bank & Trust, and Community Shores Bank Corporation (OTC: CSHB) (“Community Shores”), the parent company of Community Shores Bank, jointly announced today the signing of a definitive merger agreement pursuant to which ChoiceOne will acquire Community Shores. The combination, a stock and cash transaction, will create an approximate $1.5 billion asset bank holding company with 33 offices in West and Southeastern Michigan. The transaction is expected to close in the second quarter of 2020, subject to the satisfaction of customary closing conditions, including receipt of approval from Community Shores shareholders and receipt of regulatory approvals. The transaction was unanimously approved by the boards of directors of both companies.

ChoiceOne is an approximately $1.3 billion asset bank holding company with 29 offices serving West and Southeastern Michigan. Community Shores is an approximately $204 million asset bank holding company with 4 offices serving Muskegon and Ottawa Counties.

“Joining forces with Community Shores is a natural geographical and cultural fit for ChoiceOne. It allows ChoiceOne to extend our footprint into Muskegon and Ottawa counties and enhance the commitment that both Community Shores Bank and ChoiceOne Bank have to our Michigan customers and communities,” said ChoiceOne Chief Executive Officer, Kelly Potes.

The consolidation of Community Shores Bank with and into ChoiceOne Bank is expected to occur in the second half of 2020. At that time, Community Shores Bank CEO and President, Heather Brolick, will continue with ChoiceOne Bank as its Senior Vice President – Human Resources. Community Shores Bank Chief Lending Officer, Brent McCarthy, will serve as Vice President -- Muskegon Market Executive for ChoiceOne Bank.

“With similar cultures, values and commitments to our local communities, this merger will allow both organizations to better serve our customers in Muskegon and Ottawa counties,” said Ms. Brolick. “Both ChoiceOne Bank and Community Shores Bank have deep roots in West Michigan. This merger will allow us to enhance our impact on the local community, as well as combine our service cultures and ChoiceOne’s technology enhancements to better serve our customers.”

Under the terms of the merger agreement, each share of Community Shores common stock outstanding immediately prior to the merger will be converted into the right to receive, at the election of each Community Shores shareholder, an amount of cash equal to $5.00 or 0.17162 shares of ChoiceOne common stock, in each case subject to ChoiceOne stock consisting of not more than 75% and not less than 50% of the aggregate merger consideration and other adjustments as set forth in the merger agreement.

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Based on a closing price of $31.54 per share of ChoiceOne common stock on January 3, 2020, the implied per share value to Community Shores shareholders approximates $5.31 per share if 75% stock is elected (an aggregate transaction value of $21.9 million) and $5.21 per share if 50% stock is elected (an aggregate transaction value of $21.5 million).  The transaction is projected to generate approximately 7% to 10% earnings per share accretion when fully phased in and tangible book value dilution is expected to be earned back in approximately 2.5 to 3 years.

In connection with the merger agreement, ChoiceOne entered into voting agreements with the directors of Community Shores and certain other shareholders, each in their capacities as shareholders of Community Shores. Each director and shareholder who is party to a voting agreement has agreed to vote in favor of the approval of the merger agreement, subject to the exceptions set forth in the voting agreements.

“When two successful, like-minded community banks come together to serve the families and businesses in Michigan, we are on our way to becoming the best bank in Michigan,” said Chairman of ChoiceOne Paul Johnson. “These two organizations are very similar in their steady growth and commitment to community banking. Our combined organization will allow us to expand our collective expertise into the communities we serve with enhanced capacity to invest further into technology, products and services as well as the continuation of our strong belief in providing local support.”

“We are extremely pleased to join forces with ChoiceOne as we lay the foundation for Michigan’s best community banking franchise,” said Chairman of Community Shores Bank Corporation, Gary Bogner. “When we considered this merger, the existence of similar cultures and comparable community banking philosophies were extremely important to us. This partnership definitely strengthens both of our organizations and presents a tremendous amount of new growth opportunities.”

In connection with this transaction, ProBank Austin is serving as financial advisor and Dickinson Wright PLLC is serving as legal counsel to Community Shores Bank Corporation. Donnelly Penman and Partners is serving as financial advisor and Warner Norcross + Judd LLP is serving as legal counsel to ChoiceOne Financial Services, Inc.

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank and Lakestone Bank & Trust. Member FDIC. Lakestone Bank & Trust operates 15 offices in parts of Lapeer, Macomb and St. Clair counties. ChoiceOne Bank operates 14 offices in parts of Kent, Ottawa, Muskegon, and Newaygo counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the OTC under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website at choiceone.com.

Community Shores Bank Corporation

Community Shores Bank Corporation is the bank holding company of Community Shores Bank, the only independent community bank with headquarters in Muskegon, Michigan. The bank serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices.

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 Forward-Looking Statements

This press release contains forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of ChoiceOne and Community Shores with respect to their planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, cost savings, the tangible book value earn-back period and other operating and return metrics), and the timing of the closing of the transaction. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, neither ChoiceOne nor Community Shores undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Such risks, uncertainties and assumptions, include, among others, the following:

·	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
·	the failure of Community Shores to obtain shareholder approval, or to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
·	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
·	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where ChoiceOne and Community Shores do business, or as a result of other unexpected factors or events;
·	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
·	diversion of management’s attention from ongoing business operations and opportunities;
·	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; and
·	the outcome of any legal proceedings that may be instituted against ChoiceOne or Community Shores.

Additional risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

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Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction between ChoiceOne and Community Shores. In connection with the proposed merger, ChoiceOne will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include the Proxy Statement of Community Shores and a Prospectus of ChoiceOne, as well as other relevant documents regarding the proposed transaction. A definitive Proxy Statement/Prospectus will also be sent to Community Shores shareholders. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the Proxy Statement/Prospectus, once available, as well as other filings containing information about ChoiceOne and Community Shores, may be obtained at the SEC’s Internet site http://www.sec.gov. You will also be able to obtain these documents, free of charge, from ChoiceOne by accessing ChoiceOne’s website at http://www.choiceone.com (which website is not incorporated herein by reference) or from Community Shores by accessing Community Shores’ website at http://www.communityshores.com (which website is not incorporated herein by reference). Copies of the Proxy Statement/Prospectus once available can also be obtained, free of charge, by directing a request to ChoiceOne, 109 East Division Street, Post Office Box 186, Sparta, MI, 49345, Attention: Mr. Thomas L. Lampen, or by calling 616-887-7366, or to Community Shores, 1030 West Norton Avenue, Muskegon, MI, 49441, Attention: Heather Brolick, or by calling 231-780-1845.

Participants in Solicitation

Community Shores and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Community Shores shareholders in respect of the transaction described in the Proxy Statement/Prospectus. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Contacts

ChoiceOne Financial Services, Inc.

Kelly Potes

President & CEO

ChoiceOne Bank

616-887-7366

kpotes@choiceone.com

Community Shores Bank Corporation

Heather Brolick

President & CEO

Community Shores Bank

231-780-1845

hbrolick@communityshores.com

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